UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2020, Christopher R. MacLeod, age 50, was appointed to the Board of Directors (the “Board”) of Zomedica Pharmaceuticals Corp. (the “Company”) as an independent director. Mr. MacLeod has also been appointed to serve as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Following Mr. MacLeod’s appointment to the Board, the Board is comprised of four independent directors and one non-independent director.

Mr. MacLeod is an attorney whose practice is focused on complex business litigation. Since January 2010, Mr. MacLeod has been a founding partner of Cambridge LLP, a Canadian law firm. Mr. MacLeod holds a bachelor’s degree in political science and religious studies from the University of Regina and an LLB from the University of Saskatchewan.

There are no family relationships between Mr. MacLeod and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 9, 2020, pursuant to the Company’s Amended and Restated Stock Option Plan the Company granted to Mr. MacLeod stock options to acquire up to an aggregate of 175,000 of the Company’s common shares at an exercise price of $0.18 per share. The options have a term of five years. 25% of the options vested immediately upon grant and an additional 25% will vest on each anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: July 10, 2020	By:	/s/ Shameze Rampertab
	Name:	Shameze Rampertab
	Title:	Chief Financial Officer